UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
August 2, 2018

HAWKINS, INC.
(Exact name of registrant as specified in charter)

Minnesota	0-7647	41-0771293
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2381 Rosegate
Roseville, MN 55113
(Address of Principal Executive Offices, including Zip Code)
(612) 331-6910
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
At our annual meeting of shareholders held August 2, 2018, the following proposals, each as described in further detail in the definitive proxy statement filed by our company on June 29, 2018 (File No. 000-07647), were voted upon by our shareholders as set forth below:
Proposal One – Election of Directors
Our shareholders elected each of the eight nominees to our Board of Directors, based on the following votes:

Director Nominee	For	Against	Broker Non-Vote
John S. McKeon	7,686,406	236,997	–
Patrick H. Hawkins	7,789,434	133,969	–
James A. Faulconbridge	7,627,557	295,846	–
Duane M. Jergenson	7,828,366	95,037	–
Mary J. Schumacher	7,815,476	107,927	–
Daniel J. Stauber	7,632,723	290,680	–
James T. Thompson	7,716,429	206,974	–
Jeffrey L. Wright	7,556,513	366,890	–
Proposal Two – Approval of Amendment to Employee Stock Purchase Plan
Our shareholders approved an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, based on the votes listed below:

For	Against	Abstain	Broker Non-Vote
7,646,786	264,455	12,162	–
Proposal Three – Advisory Vote to Approve Executive Compensation
Our shareholders approved, on an advisory basis, the compensation of our executive officers as disclosed in the above-referenced proxy statement, based on the votes listed below:

For	Against	Abstain	Broker Non-Vote
7,511,041	379,465	32,897	–

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HAWKINS, INC.

HAWKINS, INC.

Date: August 7, 2018	By:	/s/Richard G. Erstad
Richard G. Erstad
Vice President, General Counsel and Secretary